UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF FLORIDA
FORT LAUDERDALE DIVISION
www.flsb.uscourts.gov

In re:	)	Chapter 11 Cases
	)	Case No. 08-10928-JKO
TOUSA, INC., et al.,	)	Jointly Administered
)
Debtors.	)
)

DEBTORS’ STANDARD MONTHLY OPERATING REPORT (BUSINESS)

FOR THE PERIOD FROM SEPTEMBER 1, 2008 TO SEPTEMBER 30, 2008

Comes now the above-named debtors and debtors-in-possession and file their Monthly Operating Reports in accordance with the Guidelines established by the United States Trustee and FRBP 2015.

/s/ M. Natasha Labovitz
M. Natasha Labovitz
TOUSA, Inc.	Kirkland & Ellis, LLP
4000 Hollywood Boulevard	Citigroup Center
Suite 500N	153 East 53rd Street
Hollywood, Florida 33021	New York, New York 10022
Telephone: (954) 364-4000	Telephone: (212) 446-4800
Facsimile: (954) 364-4010	Facsimile: (212) 446-4900
Co-Counsel to the Debtors

Note: The original Monthly Operating Report is to be filed with the court and a copy simultaneously provided to the United States Trustee Office. Monthly Operating Reports must be filed by the 20th day of the following month.

For assistance in preparing the Monthly Operating Report, refer to the following resources on the United States Trustee Program Website at http://www.usdoj.gov/ust/r21/index.htm.

1.	Instructions for Preparations of Debtor’s Chapter 11 Monthly Operating Report

2.	Initial Filing Requirements

3.	Frequently Asked Questions (FAQs)